Exhibit 99.1

[LOGO OF MICROMUSE NETCOOL SOLUTIONS]	Press Release

Investor Relations contact: Kristin Jordahl VP, Corporate Communications (415) 343-7636 kristin.jordahl@micromuse.com	Public Relations contact: Nicole Fortenberry Director, Public Relations (212) 895-8732 nicole.fortenberry@micromuse.com

AUGUST 20, 2003

MICROMUSE ACQUIRES NETWORK HARMONI

Netcool® Suite Further Enhanced with Realtime Application and System Management

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSE), the leading provider of business and service assurance software, announced today that it has acquired NETWORK HARMONi (NHI), a San Diego, California-based software company, for approximately $23 million in cash. The acquisition did not include any stock, debt, or earnout components. Micromuse will host a conference call and simultaneous webcast today at 12:00 PM ET (access information is provided below).

Micromuse’s acquisition of NHI culminates a successful business partnership that began in April 2002, when Micromuse and NHI entered into an OEM reseller agreement. NHI’s HARMONi suite of intelligent agents provides the core data collection technology within Netcool®/System Service Monitors™ (Netcool/SSMs) and Netcool®/Application Service Monitors™ (Netcool/ASMs), which gather realtime information about distributed systems, servers, and applications across the IT infrastructure. More than 90 Micromuse customers – in industries such as banking, manufacturing, retail, eCommerce, wireless, and cable – currently use Netcool/SSMs and Netcool/ASMs to manage their distributed Windows, Linux, and UNIX servers, web servers, databases, and other key business applications.

“Micromuse already offers the industry’s most scalable and robust IT management platform to transform infrastructure data into realtime business intelligence. With the acquisition of NETWORK HARMONi, we are enriching the functionality of the entire Netcool suite,” said Lloyd Carney, Micromuse’s Chairman and CEO. “HARMONi agents deliver the most comprehensive data available on applications and systems, supplementing our historically strong focus on the network layer. By owning the data source at all three layers of the IT infrastructure, we help our customers to ensure IT availability, manage their end users’ experience, and monitor end-to-end business processes via a single, trusted management platform.”

NHI’s technology enables Micromuse to define and control realtime data collection across the entire IT infrastructure – at the application, system, and network layers. By acquiring NHI, Micromuse can prioritize the delivery of new agents according to customers’ most critical requirements and also optimize agent design to enrich the value of other Netcool applications – such as Netcool/Impact™ and Netcool/SLA Manager™ – that deliver realtime business intelligence.

“Since our company’s founding in 1996, NETWORK HARMONi has focused on building the best agent technology in the marketplace,” said Craig Farrell, Ph.D., NHI’s president, CEO, and Chief Technology Officer, who is joining Micromuse as Chief Technology Officer, effective immediately (editors’ note: see related press release dated August 20, 2003). “Our advanced agent technology for application and system monitoring, combined with Micromuse’s network-layer expertise and scalable, realtime management platform, creates a tour de force in the infrastructure software market. We are very excited to be joining with the industry’s leading provider of business and service assurance software.”

In addition to the extensive library of intelligent HARMONi agents, Micromuse will inherit NHI’s OpCenter product, a lightweight, centralized IT management and problem resolution system that is ideally tailored for mid-sized enterprise IT infrastructures. Micromuse will also assume several pending patent applications that have already been filed by NHI.

“Our business relies on lifesaving applications and the servers on which they run. Providing IT personnel with detailed performance and availability information about the realtime health of these systems demands a broad and dependable data source,” said Rusty Sweet, head of Network/Telecommunication Infrastructure Services at Chicago’s Northwestern Memorial Hospital. “The Netcool suite of application and system monitors helps support NMH’s business by providing detailed metrics and status information that allow us to see when a fault is developing and help triage the problem to minimize downtime and maximize application availability. Over the last twelve months, our network has performed in excess of 99.999% availability, due in part to Netcool’s proactive monitoring capability.”

“As a recognized leader in IP solutions and provider of Web hosting services to customers in more than 170 countries, Verio relies on critical business applications and the servers on which they run, “ said Craig Pennington, Hosting Operations Director, Verio Europe. “Netcool/SSMs provides a comprehensive, consolidated view of the network environment, enabling us to appropriately respond to alerts as they occur. Combined with the Netcool suite, the solution delivers centralized management of our network devices, systems and applications for greater ROI and reduced mean time to resolution. The ability to isolate why problems are occurring allows us to quickly hone in on and resolve service-affecting problems.”

Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Wednesday, August 20th, 2003 at 9:00 AM PT, 12:00 PM ET to provide further details on today’s announcement. The live call will be available to the general public by dialing 888-428-4480 (domestic) or 612-288-0318 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/. From the web site home page, select the “Our Company” link and then select “Investor Relations” to access the live webcast.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 696098. The replay will be available from Wednesday, August 20th at 3:30 PM ET until Wednesday, August 27th at 11:59 PM ET. The replay will also be available as an archived audio file at http://www.micromuse.com/. From the web site home page, select the “Our Company” link, the “Investor Relations” link, and the “Audio Archives” link to access the web-based replay.

About NETWORK HARMONi

NHI has been providing commercial software through its OEM and reseller relationships since 1996. NHI’s solutions include the HARMONi suite, a family of intelligent software agents that gathers data on the health and performance of mission-critical business applications and systems, and OpCenter, lightweight fault and performance management system that provides centralized IT monitoring and problem resolution for mid-sized enterprises. NHI employs approximately 40 people in San Diego, California and Perth, Australia.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of business and service assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon.

Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107. Tel: (415) 538-9090. The Web site is at www.micromuse.com

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand, the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel), the risks associated with the expansion of the Company’s distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets, the risks associated with competition, the risks associated with international sales as the Company expands its markets, and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site.